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                                                                    Exhibit 23.2
                            DeGolyer and MacNaughton
                               One Energy Square
                              Dallas, Texas 75206
                                 July 28, 1998


Conoco Inc.
600 North Dairy Ashford
Houston, Texas 77001-6651

Gentlemen:

     In connection with the Registration Statement on Form S-1 (the Registration Statement), to be filed with the Securities and Exchange Commission on or about July 29, 1998, by Conoco Inc. (Conoco), DeGolyer and MacNaughton (the firm) hereby consents to the inclusion in the Registration Statement as Annex A to the Prospectus contained therein of the firm's summary letter report dated July 20, 1998, relating to a comparison of estimates prepared by the firm with those furnished by Conoco of the proved oil, condensate, natural gas liquids, and natural gas reserves, as of December 31, 1997, of certain properties owned by Conoco. We further consent to references to the firm under the captions "PROSPECTUS SUMMARY--Summary Reserve Data," "BUSINESS--Upstream--Oil and Natural Gas Reserves," and "EXPERTS" in the Prospectus included in the Registration Statement.


                                                    Very truly yours,

                                                    /s/ DeGOLYER and MacNAUGHTON
                                                    ----------------------------
                                                    DeGOLYER and MacNAUGHTON